Ex-2.2

                                  EXHIBIT 2.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re:                                        In Proceedings for Reorganization
                                              Under Chapter 11 of the
THE CONTINUUM GROUP, INC.,                    Bankruptcy Code

                                              Case No. 95 B 44222 (SMB)
             Debtor.
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                     ORDER CONFIRMING PLAN OF REORGANIZATION

         A hearing (the "Hearing") having been held before the undersigned U.S. Bankruptcy Judge on September 15, 1999, pursuant to an order of this Court (the "Confirmation Hearing Order") dated July 1, 1999; The Joint Plan of Reorganization dated May 12, 1999 under Chapter 11 of the Bankruptcy Code (the "Plan"), filed jointly by the Continuum Group, Inc., the debtor and debtor-in-possession, by Marc L. Bailin the Chapter 11 Trustee (the "Debtor") and Hanover Capital Corp. the Investor, ("Hanover") having heretofore been filed in the form annexed hereto as Exhibit "A"; this Court, in the Confirmation Hearing Order, having approved the Debtor's Disclosure Statement Dated May 12, 1999 (the "Disclosure Statement"); a notice (the "Notice") of the Hearing, in a form approved by this Court, together with a copy of the Plan and the Disclosure Statement having been mailed to all creditors, interestholders and other parties in interest as required by the Confirmation Hearing Order and in accordance with Bankruptcy Code ss.1125; proof of service of such mailing having been filed with the Court; Hanover's attorneys having filed a Certification of Acceptances and Rejections of Plan in accordance with Local Rule 3018-1; the Proponents of the Plan having moved the Court to confirm the plan; no objections having been filed to the confirmation of the Plan;

         Based on the evidence adduced during the Hearing, it is hereby FOUND AND DETERMINED AS TO THE DEBTOR AND HANOVER, that the requirements for confirmation set forth in Bankruptcy Code ss.1129(a) have been satisfied;
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         NOW THEREFORE, IT IS ORDERED, that

              1. The Plan be and it hereby is confirmed.

              2. Any unpaid fees under 28 U.S.C. ss.1930 shall be paid within twenty (20) days of the date of this Order.

              3. The provisions of the Plan and this Order shall be, and they hereby are, binding upon the Debtor, Hanover and any holder of a Claim and/or Interest, whether or not the Claim or Interest is impaired under the Plan and whether or not the holder of such Claim or Interest has accepted the Plan.

              4. Title to all assets of the Debtor as debtor in possession shall immediately vest in reorganized Continuum, the post-confirmation entity. Such vesting shall be free and clear of all liens and encumbrances except for any lien or security interest granted or determined to exist under this Order or pursuant to an order entered by this Court during the pendency of the Chapter 11 case.

              5. A. "MANAGER OF THE FUND"--Marc L. Bailin, the Chapter 11 Trustee be and he hereby is authorized to act as Manager of the Fund to be created and managed in accordance with Article 9.4 of the Plan. The Trustee shall maintain his trustee's surety bond until all funds have been distributed.

                 B. "STOCK DISBURSING AGENT"--Hanover Capital Corporation, the Investor, shall be and it hereby is authorized to act as the Stock Disbursing Agent and it shall distribute the shares of stock in accordance with the terms of the Plan. Hanover be and it hereby is authorized to select a Stock Transfer Agent for purposes of distributing stock under the Plan.

              6. The Manager of the Fund, shall make the payments required to be made in the Plan to holders of Allowed Claims in accordance with the terms of the Plan.

              7. Any balance remaining in the Priority Claim Fund after payment of Allowed Priority Claims shall be added to the Fund to pay allowed Administrative Expense Claims.

              8. The Stock Disbursing Agent shall issue and distribute shares of stock required to be made in the Plan to holders of Allowed Claims and Interestholders.

              9. The Debtor is discharged from any debt that arose before the date of this order, and any debt of a kind specified in Bankruptcy Code 502(g),
(h), or (i), whether or not-
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                  i.   a proof  of the  claim  based  on such  debt is  filed or
                       deemed filed under Bankruptcy Code ss.501;

                  ii.  such claim is allowed under Bankruptcy Code ss.502; or

                  iii. the holder of such claim has accepted the Plan.

              10. EXECUTORY CONTRACTS--The Debtor hereby rejects all executory contracts not heretofore assumed.

              11. All persons are precluded and forever barred from asserting any claim against the Trustee, the Debtor, and their respective successors and assigns or assets, properties or interests in property or any further claims based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

              12. The Debtor is discharged from any debt that arose before the date of this order, and any debt of a kind specified in Bankruptcy Code 502(g),
(h), or (i), whether or not--

                  i. a proof of the claim based on such debt is filed or deemed filed under Bankruptcy Code ss.501;

                  ii.  such claim is allowed under Bankruptcy Code ss.502; or

                  iii. the holder of such claim has accepted the Plan.

              13. No entity may commence or continue any action or proceeding, or perform any act, to interfere with the implementation and consummation of the Plan and the payments to be made thereunder.

              14. OBJECTIONS TO CLAIMS--In accordance with Article 6.2 of the Plan, all objections to the allowance of Claims shall be served and filed no later that (90) days following the Effective Date.

              15. ADMINISTRATION CLAIMS AND NOTICE OF CLAIMS BAR DATE Within ten days after the entry of this order pursuant to Rules 2002(f)(7) and 3020(c) of the Federal Rules of Bankruptcy Procedure, the Debtor shall mail to all creditors, interestholders and other parties in interest notice of entry of this Order, together with notice of the last day for filing applications for
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allowances of compensation and/or reimbursement of expenses or other administration claims, which last day shall be 30 days from the date of this Order.

              16. RETENTION OF JURISDICTION Article 14 of the Plan is hereby affirmed in all respects and shall be deemed to be and it hereby is incorporated herein by reference as if set forth in its entirety in this Order.

              17. In the event there is an inconsistency between the provisions of the Plan and this Order, the provisions of this Order shall control.



Dated: New York, N.Y.
       September 15, 1999
Time:  3:56 p.m.                         /S/STUART M. BERNSTEIN
                                         ----------------------------
                                         HON. STUART M. BERNSTEIN
                                         UNITED STATES BANKRUPTCY JUDGE